Exhibit 10.3

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXCHANGEABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

9% PROMISSORY NOTE

$___________________	as of September __, 2009

FOR VALUE RECEIVED, Pashminadepot.com, Inc., a Florida corporation (the “Maker”), promises to pay to the order of ________________________, or its successors or assigns (the “Holder”), upon the terms set forth below, the principal sum of _____________________________________ Dollars ($____________) plus interest on the unpaid principal sum outstanding at the rate of 9% per annum (this “Note”). Defined terms not otherwise defined herein shall have the meanings ascribed to such terms in that certain purchase agreement of even date herewith among the Maker, the Holder and certain other holders of Notes substantially identical to this Note (the “Purchase Agreement”). The Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount and all interest thereon shall be pari passu in right of payment and in all other respects to the other Notes.

1.              Payments.

(a) Unless an Event of Default shall have previously occurred and be continuing or this Note shall be exchanged by the Holder for securities in connection with a Financing (as defined below) pursuant to Section 3, the full amount of principal and accrued interest under this Note shall be due and payable on a date (the “Maturity Date”) that shall be the earlier to occur of: (i) 120 days from the date hereof or (ii) the date the Maker (or any successor in interest to or parent of the Maker or any subsidiary of the Maker or such successor-in-interest or parent) consummates the sale of securities in a single transaction or series of related transactions resulting in gross proceeds of at least $5,000,000 (a “Financing”).

(b) The Maker shall pay interest to the Holder on the aggregate and then outstanding principal amount of this Note at the rate of 9% per annum, payable in arrears on the earlier of (i) the Maturity Date or (ii) acceleration of this Note following an Event of Default pursuant to Section 2.  Interest on this Note shall commence to accrue as of the date of acceptance by the Company of the Purchase Agreement as executed and delivered by the Holder (the “Original Issue Date”).

(c) Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the person or entity in whose name this Note is registered on the records of the Maker regarding registration and transfers of this Note.

(d)           All overdue accrued and unpaid principal and interest to be paid hereunder shall entail a late fee at the rate of 25% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal and/or interest is due hereunder through and including the date of payment. Except as otherwise set forth in this Note, the Maker may not prepay any portion of the principal amount of this Note without the 10 business day advance written notice to the Holder.

2.     Events of Default.

(a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

(ii) The Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within ten business days after the date on which notice of such failure or breach shall have been delivered;

(iii) The Maker shall fail to observe or perform any of its obligations owed to the Holder or any other covenant, agreement, representation or warranty contained in, or otherwise commit any material breach hereunder or in any other agreement executed in connection herewith;

(iv) The Maker shall commence, or there shall be commenced against the Maker a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, or there is commenced against the Maker any such bankruptcy, insolvency or other proceeding; or the Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Maker makes a general assignment for the benefit of creditors; or the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker for the purpose of effecting any of the foregoing; or

(v) The Maker shall default in any of its respective obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created.

(b) If any Event of Default occurs and shall be continuing, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Holder’s election, immediately due and payable in cash.

(c) The Holder need not provide and the Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.    Exchange of Note. The Holder of this Note shall, at Maker’s option, exchange any or all of the face amount of the Note, plus any accrued and unpaid interest thereon, into the applicable dollar amount of any other securities issued by the Company in connection with the Financing. Upon such exchange, this Note will be immediately cancelled upon delivery of these securities and the Holder shall receive the securities issued to the investors in the Financing.

4.    Negative Covenants. So long as any portion of this Note is outstanding, the Maker will not directly or indirectly:

(a) Except for Permitted Indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) Except for Permitted Liens (as defined below), enter into, create, incur, assume or suffer to exist any liens or encumbrances of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) amend its charter, bylaws or other organizational documents so as to adversely affect any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of securities other then the Notes subject to the prepayment provisions herein;

(e) enter into any agreement with respect to any of the foregoing; or

(f) pay cash dividends or distributions on any equity securities of the Maker.

“Permitted Indebtedness” shall mean either (a) the indebtedness of the Maker existing on the date of issuance and disclosed to Holders, and (b) any indebtedness incurred by the Maker, any subsidiary of the Maker or any parent or successor-in-interest to the Maker in connection with a Financing, (c) any indebtedness the proceeds of which are used to repay the Notes in full after giving of appropriate notice and (d) any indebtedness consented to by holders a majority of the outstanding principal and interest on the Notes, which consent shall be binding upon the Holder.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with generally accepted accounting procedures and (b) liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien.

5.    No Waiver of the Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right. The Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Holder of less than the full amount due and payable hereunder shall in no way limit the right of the Holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6.    Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

7.    Cumulative Rights and Remedies; Usury. The rights and remedies of the Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, or applicable law (including at equity). The election of the Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which the Maker agrees the Holder may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

8.    Use of Proceeds.  The Maker shall use the proceeds from this Note hereunder as a loan to another company.

9.    Collection Expenses. If the Holder shall commence an action or proceeding to enforce this Note, then the Maker shall reimburse the Holder for its costs of collection and attorneys fees and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

10.       Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

11.            Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note.

12.            Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Holder to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

13.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of New York.

14.            Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given to the Company at its principal place of business and to the Holder to the address in the Purchase Agreement.

15.            Required Notice to the Holder. The Holder is to be immediately notified by the Maker of the existence or occurrence of any Event of Default.

The undersigned has executed this Note as a maker and not as a surety or guarantor or in any other capacity.

PASHMINADEPOT.COM, INC.

By:_______________________________________
     Name:
     Title: